Exhibit 23.1: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-31034; Form S-3 No. 333-58208; Form S-3 No. 333-100167; and Form S-3 No. 333-113756) of The Ryland Group, Inc. and in the related Prospectuses of our report dated January 20, 2004 (except for Note M, as to which the date is December 16, 2004), with respect to the consolidated financial statements of The Ryland Group, Inc. included in this Current Report (Form 8-K) for the year ended December 31, 2003.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to The Ryland Group, Inc. Retirement Savings Opportunity Plan; the Registration Statement (Form S-8 No. 333-101445) pertaining to The Ryland Group, Inc. 2002 Equity Incentive Plan; the Registration Statement (Form S-8 No. 333-58204) pertaining to The Ryland Group, Inc. 2000 Non-Employee Director Equity Plan; the Registration Statement (Form S-8 No. 333-68397) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan and The Ryland Group, Inc. Non-Employee Directors’ Stock Unit Plan; the Registration Statement (Form S-8 No. 33-56905) pertaining to The Ryland Group, Inc. 1992 Equity Incentive Plan; and the Registration Statement (Form S-8 No. 333-119922) pertaining to The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan of our report dated January 20, 2004 (except for Note M, as to which the date is December 16, 2004), with respect to the consolidated financial statements of The Ryland Group, Inc. included in this Current Report (Form 8-K) for the year ended December 31, 2003.

Los Angeles, California
December 16, 2004